The Simply Good Foods Company Reports Fiscal First Quarter 2025
Financial Results and Reaffirms Fiscal Year 2025 Outlook

Denver, CO, January 8, 2025, - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today reported financial results for the thirteen weeks ended November 30, 2024. The acquisition of Only What You Need, Inc. ("OWYN") was completed on June 13, 2024. Therefore, the Company's year ago performance for the thirteen weeks ended November 25, 2023, does not include results of the OWYN business. The reference to "organic" or "legacy" Simply Good Foods in this press release encompasses Simply Good Foods' business excluding OWYN.

First Quarter Summary:(1)
•Net sales of $341.3 million versus $308.7 million
•Net income of $38.1 million versus $35.6 million
•Earnings per diluted share (“EPS”) of $0.38 versus $0.35
•Adjusted Diluted EPS(2) of $0.49 versus $0.43
•Adjusted EBITDA(3) $70.1 million versus $62.0 million
Reaffirm Fiscal Year 2025(4) Outlook:
•Net sales expected to increase 8.5% to 10.5%
•Adjusted EBITDA(3) expected to increase 4% to 6%
•The fifty-third week in fiscal year 2024 comparison year is about a 2-percentage point headwind to both Net Sales and Adjusted EBITDA growth in fiscal year 2025 and is incorporated in the outlook above.

"We continue to see increased relevance and "mainstreaming" of nutritional snacking products as consumers seek high protein, low-sugar, low-carb foods. This resulted in strong first quarter retail takeaway growth for both the category and Simply Good Foods," said Geoff Tanner, President and Chief Executive Officer of Simply Good Foods. "Simply Good Foods first quarter retail takeaway was about 8%, representing a good start to the year and positions us well to deliver on our fiscal year 2025 plans and commitments. Net sales growth of 10.6% was primarily driven by the OWYN acquisition. Gross margin was better than our estimate and resulted in strong Adjusted EBITDA growth of 13.1%."

“As we exited the first quarter, Quest chips capacity returned to optimal levels, and we now have the capability to support merchandising and programming as well as increased distribution for these products. We have strong marketing plans in place to support all our brands in the upcoming "New Year, New You" season that should result in solid overall volume driven growth. With three uniquely positioned brands aligned with the aforementioned consumer megatrends and world class innovation and sales capabilities, we continue to believe Simply Good Foods is well positioned to drive sustainable growth and increase shareholder value,"

First Quarter 2025 Results

Net sales increased $32.6 million, or 10.6%, to $341.3 million. OWYN net sales were $32.3 million and slightly greater than estimates. Legacy(5) net sales in the first quarter of fiscal year 2025 were about the same as the year ago period and affected by the timing of shipments that occurred subsequent to the end of the first quarter.

Total Simply Good Foods first quarter retail takeaway(6) in the combined U.S. measured and unmeasured channels increased about 8% driven by strong Quest and OWYN point-of-sales growth of about 10% and 67%, respectively. Atkins retail takeaway was off about 4% and was slightly better than estimates.

Gross profit was $130.5 million for the first quarter of fiscal year 2025, an increase of $15.4 million from the year ago period. The increase in gross profit was driven by favorable legacy input costs and the inclusion of OWYN, partially offset by a $1.0 million non-cash inventory purchase accounting step-up adjustment related to the OWYN acquisition. As a result, gross margin was 38.2%, a 90 basis points increase versus last year, inclusive of a 30 basis points headwind related to the aforementioned non-cash inventory purchase accounting step-up.

In the first quarter of fiscal year 2025, the Company reported net income of $38.1 million compared to $35.6 million for the comparable period of fiscal year 2024.

Operating expenses of $75.9 million increased $12.6 million versus the comparable period of 2024. Selling and marketing expenses increased $1.0 million to $33.0 million primarily due to the inclusion of OWYN. General and administrative ("G&A") expenses of $38.1 million increased $11.1 million compared to the year ago period primarily due to higher employee-related costs and corporate expenses as well as the inclusion of OWYN. Excluding stock-based compensation of $3.8 million and integration expenses of $4.9 million, first quarter fiscal year 2025 G&A increased $6.8 million to $29.5 million.

In the first quarter of fiscal year 2025, the Company incurred one-time costs related to the OWYN acquisition of $0.6 million.

Net interest income and interest expense was $7.1 million, an increase of $2.1 million versus the first quarter of fiscal year 2024. The interest expense component increase was primarily driven by a higher debt balance due to the OWYN acquisition.

Adjusted EBITDA(3), a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, was $70.1 million versus $62.0 million in the year ago period.

In the first quarter of fiscal year 2025, the Company reported earnings per diluted share (“Diluted EPS”) of $0.38 versus $0.35 in the year ago period. The diluted weighted average total shares outstanding in the first quarter of fiscal year 2025 was approximately 101.5 million versus 101.1 million in the year ago period.

Adjusted Diluted EPS(2), a non-GAAP financial measure used by the Company that makes certain adjustments to Diluted EPS calculated under GAAP, was $0.49 versus $0.43 in the year ago period.

Balance Sheet and Cash Flow

At the end of the first quarter of fiscal year 2025, the Company had cash of $121.8 million. Cash flow from operations was about $32.0 million versus $47.5 million in the year ago period. The decline was primarily due to higher net working capital related to the OWYN Acquisition. During the quarter, the Company repaid $50.0 million of its term loan debt, and at the end of the quarter, the outstanding principal balance was $350.0 million.

As of November 30, 2024, the Company's trailing twelve-month Net Debt to Adjusted EBITDA ratio was 0.8x(7).

Outlook(4)

Due to solid retail takeaway, visibility into second quarter orders and strong Adjusted EBITDA growth to start the year, the Company reaffirms its fiscal year 2025 outlook. The Company expects organic sales growth to be driven primarily by volume and has strong advertising and marketing plans in place, as well as innovation, merchandising and promotions that should enable it to achieve its objectives. As discussed last quarter, in fiscal year 2025, the Company expects input cost inflation. There is no material change to the Company's gross margin outlook and efforts are focused on productivity and cost savings initiatives that are expected to partially offset the increase of these higher costs.

Therefore, the Company anticipates the following in fiscal year 2025:

•Net Sales expected to increase 8.5% to 10.5%
–OWYN fiscal year 2025 Net Sales expected to be in the $135-145 million range
•Adjusted EBITDA(3) expected to increase 4% to 6%
•The fifty-third week in fiscal year 2024 comparison year is about a 2-percentage point headwind to both Net Sales and Adjusted EBITDA growth in fiscal year 2025 and incorporated in the outlook above
•Assuming a comparable full year of OWYN results are included in fiscal year 2024, as well as the exclusion of the fifty-third week in fiscal year 2024, fiscal year 2025 is expected to be in line with the Company's long-term algorithm; net sales growth in the 4-6% range and Adjusted EBITDA growth slightly greater than the net sales increase

___________________________________
(1) All comparisons for the first quarter ended November 30, 2024, versus the first quarter ended November 25, 2023.
(2) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. The Company excludes acquisition-related costs, such as business transaction costs, integration expense and depreciation and amortization expense in calculating Adjusted Diluted Earnings Per Share. Please refer to "Reconciliation of Adjusted Diluted Earnings Per Share" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(3) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure. Please refer to "Reconciliation of EBITDA and Adjusted EBITDA" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(4) The Company does not provide a forward-looking reconciliation of Adjusted Diluted Earnings Per Share to Earnings Per Share or Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measures, expected for fiscal year 2025, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.
(5) Legacy Simply Good Foods refers to performance of the combined Quest and Atkins brands
(6) Combined Quest, Atkins, and OWYN IRI MULO + C store and Company unmeasured channel estimate for the 13-weeks ending December 1, 2024, vs. the comparable year ago period.
(7) Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties ("Credit Agreement"), reduced by cash and cash equivalents, and divided by the Company's trailing twelve month Adjusted EBITDA, as previously defined. The Company does not provide a forward-looking reconciliation of Net Debt to Adjusted EBITDA to Net Debt to Consolidated Net Income, the most directly comparable GAAP financial measures, expected for 2025, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Wednesday, January 8, 2025, at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and International callers can dial 201-689-8263. In addition, the call and accompanying presentation slides will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company's website at http://www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will be available through January 15, 2025, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13750464.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company that is bringing nutritious snacking with ambitious goals to raise the bar on what food can be with trusted brands and innovative products. Our product portfolio consists primarily of protein bars, ready-to-drink (RTD) shakes, sweet and salty snacks, and confectionery products marketed under the Atkins, Quest, and OWYN brands. We are a company that aims to lead the nutritious snacking movement and is poised to expand our healthy lifestyle platform through innovation, organic growth, and investment opportunities in the snacking space. To learn more, visit http://www.thesimplygoodfoodscompany.com.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
mpogharian@simplygoodfoodsco.com

Josh Levine
Vice President, Investor Relations and Treasury (effective February 1, 2025)
The Simply Good Foods Company
jlevine@simplygoodfoodsco.com

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, our ability to achieve our estimates of OWYN’s net sales and Adjusted EBITDA and our anticipated synergies from the OWYN acquisition, our net leverage ratio post-acquisition, our Adjusted EPS post-acquisition, our ability to maintain OWYN personnel and effectively integrate OWYN, our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints and inflationary pressure on us and our contract manufacturers, our ability to continue to operate at a profit or to maintain our margins, the effect pandemics or other global disruptions on our business, financial condition and results of operations, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs and labor challenges at our contract manufacturers and third party logistics providers, the amounts of or changes with respect to certain anticipated raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with acquisitions, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, potential for increased costs and harm to our business resulting from unauthorized access of the information technology systems we use in our business, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share and per share data)

	November 30, 2024	August 31, 2024
Assets
Current assets:
Cash	$121,759	$132,530
Accounts receivable, net	149,666	150,721
Inventories	155,327	142,107
Prepaid expenses	6,665	5,730
Other current assets	10,571	9,192
Total current assets	443,988	440,280

Long-term assets:
Property and equipment, net	23,681	24,830
Intangible assets, net	1,332,733	1,336,466
Goodwill	591,687	591,687
Other long-term assets	42,348	42,881
Total assets	$2,434,437	$2,436,144

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$58,827	$58,559
Accrued interest	76	265
Accrued expenses and other current liabilities	46,090	49,791
Total current liabilities	104,993	108,615

Long-term liabilities:
Long-term debt, less current maturities	347,990	397,485
Deferred income taxes	169,386	166,012
Other long-term liabilities	35,524	36,546
Total liabilities	657,893	708,658
See commitments and contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 103,393,159 and 101,929,868 shares issued at November 30, 2024 and August 31, 2024, respectively	1,034	1,025
Treasury stock, 2,365,100 shares and 2,365,100 shares at cost at November 30, 2024 and August 31, 2024, respectively	(78,451)	(78,451)
Additional paid-in-capital	1,331,000	1,319,686
Retained earnings	525,387	487,265
Accumulated other comprehensive loss	(2,426)	(2,039)
Total stockholders’ equity	1,776,544	1,727,486
Total liabilities and stockholders’ equity	$2,434,437	$2,436,144

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Unaudited, dollars in thousands, except share and per share data)

	Thirteen Weeks Ended
	November 30, 2024	November 25, 2023
Net sales	$341,268	$308,678
Cost of goods sold	210,782	193,560
Gross profit	130,486	115,118

Operating expenses:
Selling and marketing	32,994	31,990
General and administrative	38,064	26,950
Depreciation and amortization	4,160	4,358
Business transaction costs	643	—
Total operating expenses	75,861	63,298

Income from operations	54,625	51,820

Other income (expense):
Interest income	776	1,090
Interest expense	(7,861)	(6,034)
Gain on foreign currency transactions	120	226
Other income	15	6
Total other income (expense)	(6,950)	(4,712)

Income before income taxes	47,675	47,108
Income tax expense	9,553	11,547
Net income	$38,122	$35,561

Other comprehensive income:
Foreign currency translation, net of reclassification adjustments	(387)	272
Comprehensive income	$37,735	$35,833

Earnings per share from net income:
Basic	$0.38	$0.36
Diluted	$0.38	$0.35
Weighted average shares outstanding:
Basic	100,394,693	99,629,188
Diluted	101,479,603	101,094,736

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Thirteen Weeks Ended
	November 30, 2024	November 25, 2023
Operating activities
Net income	$38,122	$35,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,047	5,605
Amortization of deferred financing costs and debt discount	506	385
Stock compensation expense	3,844	4,168
Estimated credit losses	750	51
Unrealized gain on foreign currency transactions	(120)	(226)
Deferred income taxes	3,374	4,084
Amortization of operating lease right-of-use asset	1,678	1,735
Other	(402)	301
Changes in operating assets and liabilities:
Accounts receivable, net	67	9,869
Inventories	(13,157)	(6,699)
Prepaid expenses	(958)	257
Other current assets	(1,396)	5,173
Accounts payable	319	(9,806)
Accrued interest	(189)	(366)
Accrued expenses and other current liabilities	(3,707)	(1,337)
Other assets and liabilities	(1,757)	(1,232)
Net cash provided by operating activities	32,021	47,523
Investing activities
Purchases of property and equipment	(307)	(744)
Investments in intangible and other assets	(362)	(56)
Net cash used in investing activities	(669)	(800)
Financing activities
Proceeds from option exercises	9,984	—
Tax payments related to issuance of restricted stock units and performance stock units	(2,315)	(3,642)
Payments on finance lease obligations	—	(61)
Cash received on repayment of note receivable	—	600
Principal payments of long-term debt	(50,000)	(10,000)
Net cash used in financing activities	(42,331)	(13,103)

Cash and cash equivalents
Net (decrease) increase in cash	(10,979)	33,620
Effect of exchange rate on cash	208	56
Cash at beginning of period	132,530	87,715
Cash and cash equivalents at end of period	$121,759	$121,391

Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, executive transition costs, business transaction costs, purchase price accounting inventory step-up, integration costs, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to its most directly comparable GAAP measure, which is net income, for the thirteen weeks ended November 30, 2024, and November 25, 2023:

(In thousands)	Thirteen Weeks Ended
	November 30, 2024	November 25, 2023
Net income	$38,122	$35,561
Interest income	(776)	(1,090)
Interest expense	7,861	6,034
Income tax expense	9,553	11,547
Depreciation and amortization	5,047	5,605
EBITDA	59,807	57,657
Stock-based compensation expense	3,844	4,168
Executive transition costs	—	366
Business transaction costs	643	—
Inventory step-up	974	—
Integration of OWYN	4,931	—
Other (1)	(131)	(226)
Adjusted EBITDA	$70,068	$61,965
(1) Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before stock-based compensation expense, executive transition costs, business transaction costs, purchase price accounting inventory step-up, integration costs, and other non-core expenses on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited tables below provide a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen weeks ended November 30, 2024, and November 25, 2023:

	Thirteen Weeks Ended
	November 30, 2024	November 25, 2023
Diluted earnings per share	$0.38	$0.35

Depreciation and amortization	0.05	0.06
Stock-based compensation expense	0.04	0.04
Business transaction costs	0.01	—
Inventory step-up	0.01	—
Integration of OWYN	0.05	—
Tax effects of adjustments (1)	(0.04)	(0.02)
Rounding (2)	(0.01)	—
Adjusted diluted earnings per share	$0.49	$0.43
(1) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the thirteen weeks ended November 30, 2024, as well as the thirteen weeks ended November 25, 2023.

(2) Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.

The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of November 30, 2024:

(In thousands)	November 30, 2024
Net Debt:
Total debt outstanding under the Credit Agreement	$350,000
Less: cash and cash equivalents	(121,759)
Net Debt as of November 30, 2024	$228,241

Trailing twelve months Adjusted EBITDA:
Add: Adjusted EBITDA for the thirteen weeks ended November 30, 2024	$70,068
Add: Adjusted EBITDA for the fiscal year ended August 31, 2024	269,130
Less: Adjusted EBITDA for the thirteen weeks ended November 25, 2023	(61,965)
Trailing twelve months Adjusted EBITDA as of November 30, 2024	$277,233

Net Debt to Adjusted EBITDA	0.8	x